UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2008

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 7, 2008, UST Inc., a Delaware corporation (“UST” or the “Company”), Altria Group, Inc., a Virginia corporation (“Altria” or “Parent”), and Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (the “Merger Subsidiary”), entered into an Agreement and Plan of Merger, dated as of September 7, 2008 (the “Merger Agreement”). Pursuant to the Merger Agreement, the Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly-owned subsidiary of Parent.

In connection with the Merger, each outstanding share of the Company’s common stock (the “Common Stock”), other than those held by the Company, Parent or the Merger Subsidiary, and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive $69.50 in cash (“Per Share Merger Consideration”), without interest. Each option to purchase the Company’s Common Stock that is outstanding and unexercised immediately prior to the effective time of the Merger will be cancelled in exchange for the right to receive the difference between the exercise price for such option and the Per Share Merger Consideration, less applicable taxes required to be withheld.

The completion of the Merger is subject to certain conditions, including, among others (i) approval of the Merger by the Company’s stockholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining other antitrust approvals, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Parent, respectively, (v) compliance by the Company and Parent with their respective obligations under the Merger Agreement, and (vi) the absence of any change, event, circumstances or development that has had, or is reasonably expected to have, a Company Material Adverse Effect (as defined in the Merger Agreement).

Each of the Company and Parent have made representations and warranties in the Merger Agreement. The Company has also agreed to various covenants and agreements, including, among others things, subject to certain exceptions, (i) to conduct its business in the ordinary course of business between the execution of the Merger Agreement and closing of the Merger and not to engage in certain transactions during such period, (ii) not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, any alternative transaction, and (iii) that the Company’s board of directors will recommend that the Company’s stockholders vote in favor of the adoption of the Merger Agreement. Under the terms of the Merger Agreement, the Company is permitted to pay regular quarterly dividends.

The Merger Agreement contains specified termination rights for the parties, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also provides that, in certain circumstances, the Company would be required to pay Parent a termination fee of $250 million and, in the event that Parent has failed to cause the Merger to be consummated by the End Date (as defined in the Merger Agreement), under certain circumstances, Parent would be obligated to pay the Company a termination fee equal to $200 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger

Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or the Merger Subsidiary. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or the Merger Subsidiary or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Altria’s public disclosures.

Financing Commitment

On September 7, 2008, in connection with the Merger Agreement, Altria entered into a commitment letter (the “Commitment Letter”), pursuant to which JPMorgan Chase Bank, N.A. (“JPMCB”), Goldman Sachs Credit Partners L.P. (“GSCP”) and Goldman Sachs Bank USA (“GSB” and together with GSCP and JPMCB, the “Initial Lenders”) have committed to provide a portion of the financing for the transactions contemplated by the Merger Agreement. The Commitment Letter provides that the Initial Lenders will commit to provide up to $7 billion under a senior 364-Day Bridge Loan Facility (the “New Bridge Facility”). The commitment is subject to various conditions, including no material adverse change having occurred in the financial conditions or operations of Altria; no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred that would permit Altria not to consummate the Merger; the negotiation of definitive documentation with respect to the New Bridge Facility satisfactory to the Initial lenders; and other closing conditions.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Other Information

In connection with the proposed acquisition, UST intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ UST’S PROXY STATEMENT AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov. A free copy of the proxy statement and other relevant documents, when they become available, also may be obtained from UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905-1323, Attn: Investor Relations. Investors and security holders may access copies of the documents filed with the U.S. Securities and Exchange Commission by UST on its website at www.ustinc.com. Such documents are not currently available.

Altria and UST and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from UST’s shareholders in connection with the Merger. Information about Altria’s directors and executive officers is set forth in Altria’s proxy statement on Schedule 14A filed with the SEC on April 24, 2008 and Altria’s Annual Report on Form 10-K filed on February 28, 2008. Information about UST’s directors and executive officers is set forth in UST’s proxy statement on Schedule 14A filed with the SEC on March 24, 2008 and UST’s Annual Report on Form 10-K filed on February 22, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that UST intends to file with the SEC.

Item 8.01.	Other Events.

On September 8, 2008, Altria and UST issued a joint press release attached as Exhibit 99.1 to this Current Report on Form 8–K and incorporated herein by reference.

Also, on September 8, 2008, in connection with the announcement of the Merger Agreement, Altria provided an employee communication attached as Exhibit 99.2 to this Current Report on Form 8–K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1

Agreement and Plan of Merger, dated as of September 7, 2008, by and among UST Inc., a Delaware corporation, Altria Group, Inc., a Virginia corporation and Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Altria.

Exhibit 10.1	Commitment Letter, dated September 7, 2008.

Exhibit 99.1	Joint Press release issued by Altria and UST on September 8, 2008.

Exhibit 99.2	Employee Communication from Altria’s Chairman and CEO, dated September 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/S/ SEAN X. MCKESSY
Name:	Sean X. McKessy
Title:	Corporate Secretary

DATE: September 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1

Agreement and Plan of Merger, dated as of September 7, 2008, by and among UST Inc., a Delaware corporation, Altria Group, Inc., a Virginia corporation and Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Altria.

Exhibit 10.1	Commitment Letter, dated September 7, 2008.

Exhibit 99.1	Joint Press release issued by Altria and UST on September 8, 2008.

Exhibit 99.2	Employee Communication from Altria’s Chairman and CEO, dated September 8, 2008.